EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Second Quarter of 2014 Ended December 31, 2013

SUNNYVALE, Calif., Feb. 5, 2014 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), today reported financial results for the fiscal second quarter of 2014 ended December 31, 2013.

The results for the fiscal second quarter of 2014 ended December 31, 2013 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q2 FY2014	Q1 FY2014	Q2 FY2013
Revenue	$ 76.3	$ 84.1	$ 89.4
Gross Margin	17.9%	20.4%	23.0%
Operating Income	$ 1.3	$ 1.4	$ 4.9
Net Income	$ 0.2	$ 0.3	$ 3.7
Earnings Per Share - Diluted	$ 0.01	$ 0.01	$ 0.14

On a non-GAAP basis excluding the effect of the share-based compensation charges in each of the periods presented, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q2 FY2014	Q1 FY2014	Q2 FY2013
Revenue	$ 76.3	$ 84.1	$ 89.4
Gross Margin	18.0%	20.6%	23.2%
Operating Income	$ 1.4	$ 2.6	$ 5.8
Net Income	$ 0.3	$ 1.5	$ 4.6
Earnings Per Share - Diluted	$ 0.01	$ 0.06	$ 0.18

Dr. Mike Chang, Chairman and Chief Executive Officer of AOS, stated: "I am pleased to report that we have achieved better bottom-line results than expected by street forecasts. The December quarter represented a stabilizing finish to a very challenging year for both the PC industry and for AOS."

"Entering into calendar year 2014, we are accelerating our new account penetration with added strength and renewed focus. Along with the sales expansion, we are determined to maintain operational and financial discipline to achieve operating profitability for calendar year 2014."

Today AOS also announced that its Board of Directors has decided to end the CEO search and asked Dr. Mike Chang to continue serving as the CEO.

As the Company has implemented a recovery plan to accelerate market and revenue diversification and achieve operational profitability, the Board concluded that it is in the best interests of our shareholders for Dr. Chang to continue to lead the company in executing the recovery plan.

Recent News Highlights - For more information, please visit http://www.aosmd.com/

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Business Outlook for Fiscal Q3 Ending March 31, 2014

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $73 million and $ 77 million.

  GAAP gross margin is expected to be in the range of 17%, plus or minus 1%.

  GAAP operating expense is expected to be in the range of $15.5 million, plus or minus $1 million.

  Tax expense is expected to be approximately $1.0 million to $1.2 million.

The above projections on GAAP gross margin and GAAP operating expense include estimated share-based compensation expense of $1.0 million to $1.2 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal second quarter of 2014 ended December 31, 2013 today, February 5, 2014 at 2:00 p.m. PST / 5:00 p.m. EST. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, projected amount of revenues, gross margin, operating expenses, operating income, tax expenses, net income, and share-based compensation expenses, expectation with respect to our ability and strategy to develop new products, expand our sales, revenue and profitability, our ability to reduce cost and improve profitability, the execution of our recovery plan, and other information under the section entitled "Business Outlook for Fiscal Q3 Ending March 31, 2014". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed on August 30, 2013. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income, net income and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the term used in this press release, non-GAAP net income, does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smartphones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com/. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

Revenue	$ 76,265	$ 84,121	$ 89,448	$ 160,386	$ 185,209
Cost of goods sold	62,646	66,970	68,854	129,616	139,082
Gross profit	13,619	17,151	20,594	30,770	46,127
Gross margin	17.9%	20.4%	23.0%	19.2%	24.9%

Operating expenses
Research and development	4,972	6,847	6,866	11,819	13,799
Selling, general and administrative	7,309	8,940	8,838	16,249	17,619
Total operating expenses	12,281	15,787	15,704	28,068	31,418
Operating income	1,338	1,364	4,890	2,702	14,709

Interest income	14	24	20	38	37
Interest expense	(69)	(79)	(107)	(148)	(189)
Income before income taxes	1,283	1,309	4,803	2,592	14,557

Income tax expense	1,123	1,002	1,085	2,125	2,897
Net income	$ 160	$ 307	$ 3,718	$ 467	$ 11,660

Net income per share
Basic	$ 0.01	$ 0.01	$ 0.15	$ 0.02	$ 0.46
Diluted	$ 0.01	$ 0.01	$ 0.14	$ 0.02	$ 0.45

Weighted average number of common shares used to compute net income per share
Basic	25,846	25,684	25,292	25,765	25,165
Diluted	26,462	26,309	26,101	26,385	25,992

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	December 31, 2013	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 102,533	$ 92,406
Restricted cash	206	204
Accounts receivable, net	39,002	38,298
Inventories	62,767	68,339
Deferred income tax assets	2,191	3,030
Other current assets	3,376	3,578
Total current assets	210,075	205,855
Property, plant and equipment, net	127,508	138,111
Intangible assets, net	296	496
Goodwill	269	269
Deferred income tax assets	10,766	10,823
Other long-term assets	1,261	767
Total assets	$ 350,175	$ 356,321
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term debt	$ 3,107	$ 3,821
Accounts payable	25,779	31,738
Accrued liabilities	15,372	14,571
Income taxes payable	1,506	1,472
Deferred margin	611	622
Capital leases	695	1,267
Total current liabilities	47,070	53,491
Long-term debt	12,143	13,571
Income taxes payable - long term	3,371	3,692
Deferred income tax liabilities	2,214	2,613
Capital leases - long term	100	195
Deferred rent	1,227	1,308
Total liabilities	66,125	74,870
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares: Issued and outstanding: none at December 31, 2013 and June 30, 2013	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares: Issued and outstanding: 26,178 shares and 25,955 shares at December 31, 2013 and 25,882 shares and 25,656 shares at June 30, 2013	52	51
Treasury shares at cost: 223 shares at December 31, 2013 and 226 shares at June 30, 2013	(2,013)	(2,054)
Additional paid-in capital	170,434	168,352
Accumulated other comprehensive income	1,006	957
Retained earnings	114,571	114,145
Total shareholders' equity	284,050	281,451
Total liabilities and shareholders' equity	$ 350,175	$ 356,321

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

U.S. GAAP gross profit	$ 13,619	$ 17,151	$ 20,594	$ 30,770	$ 46,127

Share-based compensation:
Cost of goods sold	142	196	141	338	339
Non-GAAP gross profit	$ 13,761	$ 17,347	$ 20,735	$ 31,108	$ 46,466
Non-GAAP gross margin	18.0%	20.6%	23.2%	19.4%	25.1%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income to Non-GAAP Operating Income
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

U.S. GAAP operating income	$ 1,338	$ 1,364	$ 4,890	$ 2,702	$ 14,709

Share-based compensation:
Cost of goods sold	142	196	141	338	339
Research and development	(32)	295	278	263	671
Selling, general and administrative	(5)	718	494	713	1,344
Total share-based compensation	105	1,209	913	1,314	2,354

Non-GAAP operating income	$ 1,443	$ 2,573	$ 5,803	$ 4,016	$ 17,063

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income to Non-GAAP Net Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

U.S. GAAP net income	$ 160	$ 307	$ 3,718	$ 467	$ 11,660

Share-based compensation:
Cost of goods sold	142	196	141	338	339
Research and development	(32)	295	278	263	671
Selling, general and administrative	(5)	718	494	713	1,344
Total share-based compensation	105	1,209	913	1,314	2,354

Non-GAAP net income	$ 265	$ 1,516	$ 4,631	$ 1,781	$ 14,014

Non-GAAP diluted net income per share	$ 0.01	$ 0.06	$ 0.18	$ 0.07	$ 0.54

Weighted-average number of common shares used in computing non-GAAP net income per share
Diluted shares	26,462	26,309	26,101	26,385	25,992
CONTACT: Alpha and Omega Semiconductor Limited
         Investor Relations
         So-Yeon Jeong
         408-789-3172
         investors@aosmd.com